UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

BENTLEY SYSTEMS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive
Exton, Pennsylvania		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Bentley Systems, Incorporated (the “Company”, “we”, “us” and words of similar import) on March 21, 2024 (the “Original Report”). The Original Report was filed with the Securities and Exchange Commission to announce, in relevant part, the transition effective July 1, 2024 of: (i) Nicholas H. Cumins to the position of Chief Executive Officer (“CEO”) of the Company; and (ii) Gregory S. Bentley to the position of Executive Chair of the Board of Directors (the “Board”) of the Company. At the time of the filing of the Original Report, the terms of Mr. Cumins’ compensation in relation to his new position had yet to be definitively determined. This Amendment describes Mr. Cumin’s new compensation in the role of CEO, as well as changes to Mr. Bentley’s compensation in his role as Executive Chair.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2024, the Sustainability Committee of the Board (the “Committee”) approved the following compensatory arrangements in connection with Mr. Cumin’s transition to the role of CEO of the Company and Mr. Bentley’s transition to the role of Executive Chair.

Nicholas H. Cumins – Compensation Changes

Cash Compensation

The Committee approved a base salary for Mr. Cumins of $825,755 and an annual cash incentive compensation (“OTI”) target of $825,755, to be effective from July 1, 2024. Mr. Cumins’ cash compensation is paid in Euros and has been converted from Euros to United States Dollars using an exchange rate of USD 1.0808 to EUR 1.00, the exchange rate used when Mr. Cumins’ 2024 compensation was originally set by the Committee in March 2024.

OTI payouts are based upon the achievement of growth goals related to the Company’s revenue growth rate, Adjusted operating income inclusive of stock-based compensation expense (“Adjusted OI w/ SBC”) margin, and annual recurring revenue growth rate (each as defined in the Company’s quarterly public filings). Mr. Cumins’ total OTI payment is determined 70% by the attainment of the goal for the sum of revenue growth rate and Adjusted OI w/SBC margin, and 30% by the attainment of the annual recurring revenue growth rate goal. Each such metric requires at least 80% of the applicable target to be met in order for payouts to be made with respect to each such metric, with each payout subject to a maximum of 120% of the OTI target amount.

Top Up Restricted Stock Unit and Performance Stock Unit Awards for 2024

In connection with the changes to Mr. Cumins’ 2024 cash compensation noted above, the Committee also approved a grant of time-based restricted stock units covering 2,337 shares of the Company’s Class B common stock (the “2024 RSUs”) to Mr. Cumins pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Plan”). The grant date of the 2024 RSUs is June 26, 2024, and they vest in one-quarter increments on each of March 13, 2025, 2026, 2027 and 2028, subject to Mr. Cumins’ continued employment with the Company through such dates.

The Committee also approved a grant of performance-based restricted stock units covering 2,337 shares of the Company’s Class B common stock (the “2024 PSUs”) to Mr. Cumins pursuant to the Plan. The 2024 PSUs are subject to a cliff, whereby no vesting will occur unless the Company’s Adjusted OI w/ SBC margin equals or exceeds a target percentage for fiscal 2024. Provided such margin target is met, the total number of 2024 PSUs that will vest is based on a measurement of New Business during 2024 against New Business targets for 2024. For the purposes of the 2024 PSUs, New Business targets are weighted measures of the growth of recurring subscriptions, sales of licenses as booked and billed, and recognized revenues for services delivered. New Business targets exclude certain acquired revenues and control for the impacts of Company price increases and currency exchange fluctuations. To the extent performance exceeds the target level of performance for fiscal 2024, Mr. Cumins could realize a maximum of 1.25x the number of 2024 PSUs granted. The grant date of the 2024 PSUs is June 26, 2024.

The 2024 RSUs and 2024 PSUs are in addition to equity awards granted to Mr. Cumins in early 2024 as part of the Company’s annual equity awards to its executives, all of which are subject to the same vesting terms as those described above.

One-Time Extraordinary Restricted Stock Unit Award

On June 26, 2024, the Committee approved a one-time grant of time-based restricted stock units covering 200,642 shares of the Company’s Class B common stock (the “Extraordinary RSUs”) to Mr. Cumins pursuant to the Plan. The grant date of the Extraordinary RSUs is June 26, 2024, and they vest 20% on each of December 15, 2025, 2026, 2027, 2028 and 2029, subject to Mr. Cumins’ continued employment with the Company on such dates.

Career Stock

In connection with Mr. Cumins’ transition to the role of CEO, the Committee adopted a compensatory program (the “Career Stock Program”) pursuant to which the Company may grant RSU awards under the Plan. As of the date of adoption, Mr. Cumins is the sole participant in the Career Stock Program. Under the Career Stock Program, the Committee may from time to time grant RSU awards to program participants, the amount of which is to be determined based upon the Company’s Adjusted OI w/ SBC growth in the year preceding the date of grant (the “Performance Year”), specifically, an amount equal to ten percent of the difference between realized Adjusted OI w/ SBC growth during the Performance Year and an inflation-adjusted target growth level for such Performance Year. Any such awards, if made, would thereafter cliff vest five years following the end of the Performance Year and would otherwise be subject to the terms and conditions of the Plan. The Committee has not yet made any awards to Mr. Cumins with respect to the Career Stock Program.

Severance Policy

On June 26, 2024, the Committee adopted the Bentley Systems, Incorporated Severance Policy for Key Executives (the “Severance Policy”) under which Mr. Cumins is the current sole participant. Under the Severance Policy, if a participant’s employment with the Company or its affiliates is terminated (i) by the Company without Cause (as defined in the Severance Policy) or (ii) by the participant for “Good Reason” (as defined below), such participant is entitled to receive: (x) payments for the 12 months following his or her termination of an amount equal to the average of the base salary and cash incentive compensation actually paid to the participant in the two prior full calendar years; (y) payment of premiums by the Company for 12 months of continuing coverage for the participant and his or her family of medical benefits; and (z) payment for accrued vacation and other perquisites through the date of termination. The foregoing severance benefits are subject to the participant’s execution of an effective release of claims in favor of the Company and continued compliance with restrictive covenants.

For the purposes of the Severance Policy, “Good Reason” means (i) material diminution in the participant’s duties or responsibilities; (ii) a material reduction in the participant’s total on-target compensation (i.e., base salary and target annual cash incentive compensation) as in effect for the 12-month period immediately prior to such reduction; or (iii) relocation of the participant’s principal place of business that will require the participant to travel a materially greater distance on a regular basis (as compared with the participant’s prior practice).

The foregoing description of the Severance Policy is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 to this Amendment and incorporated herein by reference.

Letter Agreement

In connection with Mr. Cumins’ transition to CEO, Mr. Cumins will be appointed Gérant (manager) of Bentley Systems France S.a.r.l. (“Bentley France”). As part of that appointment, Mr. Cumins, the Company and Bentley France executed a Letter Agreement (the “Letter Agreement”) pursuant to which Mr. Cumins has acknowledged and agreed that any amounts payable to him under the Severance Policy will be fully offset by any severance-related amounts paid to him in his capacity as Gérant of Bentley France, whether pursuant to statute, regulation, local law or otherwise. In addition, the Letter Agreement provides that to the extent Mr. Cumins is paid any amounts under the Severance Policy, such amounts will be deemed to satisfy any severance-related payments to which he may be entitled in his capacity as Gérant of Bentley France pursuant to statute, regulation, local law or otherwise.

The foregoing description of the Letter Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.2 to this Amendment and incorporated herein by reference.

Gregory S. Bentley – Compensation Changes

As part of Gregory S. Bentley’s transition to the role of Executive Chair, on June 26, 2024, the Committee approved Amendment No. 2 to the Bentley Systems, Incorporated Amended and Restated Bonus Pool Plan (the “Bonus Pool Plan”) pursuant to which (in addition to other conforming changes), Mr. Bentley’s fractional interest under the Bonus Pool Plan was reduced from 12/33 to 4/33 effective July 1, 2024. Mr. Bentley’s other compensation, including base salary of $200,000 annually, has not been changed.

The foregoing description of Amendment No. 2 to the Bentley Systems, Incorporated Amended and Restated Bonus Pool Plan is qualified in its entirety by the copy thereof which is attached as Exhibit 10.3 to this Amendment and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Bentley Systems, Incorporated Severance Policy for Key Executives
10.2	Letter Agreement by and among Nicholas H. Cumins, Bentley Systems, Incorporated and Bentley Systems France S.a.r.l.
10.3	Amendment No. 2 to the Amended and Restated Bentley Systems, Incorporated Bonus Pool Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated

Date: June 28, 2024	By:	/s/ David R. Shaman
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Secretary